PRESIDENT OF THE REPUBLIC GENERAL SECRETARY	REPUBLIC OF GUINEA
OF THE GOVERNMENT	Work – Justice – Solidarity

 ____________________

DECREE  D/2010/071/PRG/CNDD/SGG

Giving approval to the Production Sharing Contract of Hydrocarbons signed between the Republic of Guinea and SCS Corporation

THE PRESIDENT OF THE REPUBLIC

Considering the Statement N° 001/CNDD of 23 December 2008 regarding the real seizure of power by the National Council for Democracy and Development, suspension of the Constitution and dissolution of the Government;

Considering Ordinance N° 119/PRG of 23 September 1986 regarding the Petroleum Code of the Republic of Guinea;

Considering Ordinance N° 006/PRG/CNDD of 29 December 2008 regarding the creation of the function of Prime Minister, Head of the Government;

Considering the Minutes of the CNDD Meeting of 6 January 2010, appointing the Minister of National Defence and 2nd Vice President of the CNDD as Interim President of the Republic;

Considering the Interim President’s Address on 6 January 2010, requesting the selection of a Prime Minister Head of the national Unity government from the ranks of the opposition;

Considering the Ouagadougou Agreements dated 15 January 2010, appointing the Minister of national Defence and 2nd Vice President of the CNDD as Interim President of the Republic, President of the Transition;

Considering Decree N° 001/PRG/SGPRG/2010 of 19 January 2010 regarding the Appointment of the Prime Minister, Head of the national Unity Government of the Transition;

Considering Decree N° 003/PRG/CNDD/SGPRG/2010 of 3 February 2010 regarding the Restructuring of the Government;

Considering Decree N° 005/PRG/CNDD/SGG/2010 regarding the appointment of the members of the national Unity Government of Transition;

Upon proposition by the Minister of Mines and Geology, after approval by the Prime Minister, Head of Government of National Union of transition.

DECREE

Article 1: The Production Sharing Contract signed between the Republic of Guinea and SCS Corporation is approved.

Article 2: This decree takes effect from the date of its signature and shall be recorded and published in the Official Journal of the Republic.

Conakry, 10 Mai 2010

Seal of the CNDD

(signature)

The General Sekouba KONATE
President of the Transition
President of the Republic by Interim
Minister of the Defence